Exhibit 99.1

eXp World Holdings Reports Q3 2024 Results

BELLINGHAM, Wash. — Nov. 07, 2024 — eXp World Holdings, Inc. (Nasdaq: EXPI), or the “Company”, the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises, today announced financial results for the third quarter ended Sept. 30, 2024.

“This is an exciting and pivotal time for eXp agents worldwide,” said Glenn Sanford, eXp World Holdings Founder, Chairman and CEO. “We continue to operate the most innovative, agent-centric real estate brokerage on the planet, improving the agent value proposition by leveraging technology like generative AI to help eXp agents and employees work faster, better and smarter. Our competitive value proposition and continued strong agent NPS score indicate we are well-positioned for success as the market begins to turn. Worldwide, we continue to unlock the international opportunities by supporting tools like HomeHunter.global and our expected upcoming expansion of the eXp Realty model into Türkiye, Peru, and Egypt markets that we announced at eXpcon last week.”

“We are thrilled to announce that eXp Realty welcomed several high-achieving independent brokerages and agent teams to our platform in the third quarter,” said Leo Pareja, CEO of eXp Realty. “Leading independent brokerages, recognized as powerhouses in their regions, are choosing eXp to accelerate their growth and maximize their earnings potential. Our innovative business model and exceptional value proposition set us apart in the industry, and our strategic investments in cutting-edge programs and technology make eXp an incredibly attractive option for independent brokerages. By joining eXp, they gain access to resources and support that would be prohibitively expensive to develop independently.”

“In the third quarter, we increased our margins and profitability, despite a continued challenging market, demonstrating the strength and sustainability of our business model,” stated Kent Cheng, Principal Financial Officer and Chief Accounting Officer of eXp World Holdings. “Simultaneously, we are committed to investing in our agents by hosting inspiring events like eXpcon in the fourth quarter and continuing to lead the industry in agent technology innovations.”

Third Quarter 2024 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Third quarter revenue increased 2% to $1.2 billion, driven by increased home sales prices and the superior productivity of our agents.
●	Third quarter net (loss) income from continuing operations of ($6.5 million) compared to net income of $2.3 million in the third quarter of 2023. Net income was impacted unfavorably by an $18.0 million litigation contingency provision related to the antitrust settlement. Third quarter net (loss) income from continuing operations per diluted share of ($0.04) compared to $0.01 in the year-ago quarter.

●	Third quarter adjusted net income[1] (a non-GAAP financial measure) excluding antitrust litigation contingency provision and discontinued operations was $7.8 million compared to adjusted net income of $2.3 million in the year-ago quarter. Third quarter adjusted net income per diluted share of $0.05 compared to adjusted $0.01 in the third quarter of 2023.
●	Third quarter adjusted operating costs[2] (a non-GAAP financial measure) were $78.0 million, a 1% decrease compared to the third quarter of 2023. This decrease was driven by lower technology and development expenses and lower sales and marketing expenses, partially offset by increased legal expenses associated with the antitrust lawsuit.
●	Third quarter adjusted EBITDA[3] (a non-GAAP financial measure) of $23.9 million, an increase of 15% compared to the third quarter of 2023. Adjusted EBITDA was higher year over year, due to improved business efficiencies, reduced costs, and higher revenues and gross profit.
●	As of Sept. 30, 2024, cash and cash equivalents totaled $130.4 million, compared to $120.4 million in the year-ago quarter. The Company repurchased approximately $35.0 million of common stock during the third quarter of 2024.
●	The Company paid a cash dividend for the third quarter of 2024 of $0.05 per share of common stock on Aug. 30, 2024. On Nov. 4, 2024, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the fourth quarter of 2024, expected to be paid on Dec. 2, 2024 to stockholders of record on Nov. 18, 2024.

Third Quarter 2024 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the third quarter of 2024 with a global agent Net Promoter Score (aNPS) of 76, up from 74 a year ago. aNPS is a measure of agent satisfaction and an important key performance indicator (KPI) given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform decreased 4% year-over-year to 85,249 as of Sept. 30, 2024 as we continue to off-board less productive agents. However, we are committed to retaining our most productive agents in the United States and Canada through the execution of our growth strategies and the end-to-end suite of services we offer our agents.
●	Real estate sales transactions decreased 1% year-over-year to 117,830.
●	Transaction volume increased 5% year-over-year to $50.8 billion.
●	Welcomed several independent brokerage teams to eXp Realty, including:
●	Matt Fetick Team, previously ranked No. 87 nationally with Keller Williams. On the 2024 RealTrends The Thousand rankings, the Matt Fetick Team was No. 132 among Large Teams by Sides and No. 163 on the Large Teams by Volume list, with 244 sides and nearly $116 million in volume.

1 A reconciliation of adjusted net income to net income and a discussion of why management believes adjusted net income, a non-GAAP measure, is useful is included below.

2 A discussion of why management believes adjusted operating costs, a non-GAAP measure, is useful is included below. Adjusted operating costs exclude commissions, other agent-related costs, and the litigation contingency.

3 A reconciliation of adjusted EBITDA to net income and a discussion of why management believes adjusted EBITDA, a non-GAAP measure, is useful is included below.

●	Delhougne Realty Group, a leading independent brokerage in St. Louis. In 2023, the Delhougne Realty Group achieved a remarkable $353,330,000 in sales volume with 1,160 transactions, earning over 2,000 5-star reviews on Zillow.
●	Polsinello Team, with 25 highly skilled agents, achieved 218 closed transactions totaling $213 million in volume in 2023.
●	The Bryce Hansen Team, a leading real estate team based in the Comox Valley on Vancouver Island, has consistently delivered outstanding results, including nearly $178.5 million in closed sales in 2023 alone.
●	Brandon Brittingham, a leading force in Maryland’s real estate scene, has moved his 30-person team to eXp Realty.
●	Grand Lux Realty based in Westchester County, the lower Hudson Valley and Fairfield County, Connecticut. With over 200 agents, Grand Lux Realty expects to exceed $100 million in annual sales and set new industry standards by joining forces with eXp Realty.
●	CanZell Realty, a multimillion-dollar independent brokerage, operates across 20 states and is renowned for its client-first approach and commitment to giving back.
●	Launched Groups Within eXp Commercial for Unmatched Advisor Collaboration and Streamlined Deals.
●	Named Donald Cherry Vice President of Sustainability.

Subsequent Events Highlights:

●	On Oct. 1, 2024, eXp World Holdings entered into a settlement term sheet to pay $34.0 million to settle various industry class-action lawsuits on a nationwide basis. The settlement would release the Company, its subsidiaries and affiliates, and their independent contractor real estate agents in the U.S. from the associated claims. The proposed settlement remains subject to preliminary and final court approval and will become effective only upon such final approval.

Third Quarter 2024 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and Chief Executive Officer Glenn Sanford; eXp Realty Chief Executive Officer Leo Pareja; eXp World Holdings Principal Financial Officer and Chief Accounting Officer Kent Cheng; Chief Marketing Officer Wendy Forsythe; and Chief Innovation Officer Seth Siegler on Thursday, Nov. 7, 2024 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current stockholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Thursday, Nov. 7, 2024

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises.

eXp Realty is the largest independent real estate company in the world with more than 85,000 agents in the United States, Canada, the United Kingdom, Australia, France, India, Mexico, Portugal, South Africa, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, the Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including an innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by FrameVR.io technology, offering immersive 3D platforms that are deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

eXp World Holdings, Inc. intends to use its Investor Relations website, its X (formerly Twitter) feed (@eXpWorldIR), Facebook page (https://www.facebook.com/eXpWorldHoldings), Instagram account (@eXpWorldHoldings), LinkedIn page (https://www.linkedin.com/company/expworldholdings/), as well as eXp Realty, LLC’s X (formerly Twitter) feed (@eXpRealty), Facebook page (https://www.facebook.com/eXpRealty), Instagram account (@eXpRealty_), and LinkedIn account (https://www.linkedin.com/company/exp-realty/) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA, adjusted net income, and adjusted operating costs which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-GAAP financial measure provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to key metrics used by management for financial and operational decision-making. This measure may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss) from continuing operations, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, litigation contingency expenses, stock-based compensation expense, and stock option expense.

●	Adjusted net income helps identify underlying trends in the business that could otherwise be masked by the effect of significant non-operating related expenses that management does not consider ongoing. The Company defines adjusted net (loss) income to mean net (loss) income adjusted for net loss from discontinued operations and the after tax impact of the litigation contingency accrual.
●	Adjusted operating cost helps the reader understand the trends in our general, administrative, technology and other costs. The Company defines adjusted operating costs as operating costs excluding commissions and other agent-related costs and the litigation contingency.

Adjusted EBITDA, adjusted net income, and adjusted operating costs should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about future cost saving measures; improvements in technology and operational processes; revenue growth; dividends; statements relating to the settlement of antitrust lawsuits; and financial performance. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; outcomes of ongoing litigation; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$ 1,231,187	$ 1,212,793	$ 3,469,485	$ 3,292,362

Commissions and other agent-related costs	1,143,535	1,130,070	3,205,949	3,042,523
General and administrative expenses	61,390	60,363	185,132	179,905
Technology and development expenses	13,804	15,480	43,413	44,428
Sales and marketing expenses	2,792	3,175	8,962	8,962
Litigation contingency	18,000	-	34,000	-
Total operating expenses	1,239,521	1,209,088	3,477,456	3,275,818
Operating (loss) income	(8,334)	3,705	(7,971)	16,544
Other (income) expense
Other (income) expense, net	(801)	(702)	(3,738)	(2,871)
Equity in losses of unconsolidated affiliates	281	354	804	839
Total other (income) expense, net	(520)	(348)	(2,934)	(2,032)
(Loss) income before income tax expense	(7,814)	4,053	(5,037)	18,576
Income tax (benefit) expense	(1,333)	1,788	3,508	2,962
Net (loss) income from continuing operations	(6,481)	2,265	(8,545)	15,614
Net loss from discontinued operations	(2,025)	(916)	(3,217)	(3,390)
Net (loss) income	($ 8,506)	$ 1,349	($ 11,762)	$ 12,224
Earnings (loss) per share
Basic, net (loss) income from continuing operations	($ 0.04)	$ 0.01	($ 0.06)	$ 0.10
Basic, net (loss) income from discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)
Basic, net (loss) income	(0.06)	0.01	(0.08)	0.08
Diluted, net (loss) income from continuing operations	(0.04)	0.01	(0.06)	0.10
Diluted, net (loss) income from discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)
Diluted, net (loss) income	($ 0.06)	$ 0.01	($ 0.08)	$ 0.08
Weighted average shares outstanding
Basic	153,259,842	153,392,005	153,858,160	153,065,727
Diluted	153,259,842	158,183,888	153,858,160	156,834,985
Comprehensive (loss) income:
Net (loss) income	($ 8,506)	$ 1,349	($ 11,762)	$ 12,224
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	915	(527)	(872)	180
Comprehensive (loss) income attributable to eXp World Holdings, Inc.	($ 7,591)	$ 822	($ 12,634)	$ 12,404

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	($ 8,506)	$ 1,349	($ 11,762)	$ 12,224
Add back:
Net loss from discontinued operations	2,025	916	3,217	3,390
Litigation contingency	18,000	—	34,000	—
Tax benefit on litigation contingency	(3,769)	—	(7,120)	—
Adjusted net income	$ 7,750	$ 2,265	$ 18,335	$ 15,614

Earnings per share:
Adjusted diluted, net income	$ 0.05	$ 0.01	$ 0.12	$ 0.10

Weighted average shares outstanding
Basic	153,259,842	153,392,005	153,858,160	153,065,727
Diluted	156,884,855	158,183,888	156,683,964	156,834,985

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income from continuing operations	($ 6,481)	$ 2,265	($ 8,545)	$ 15,614
Total other (income) expense, net	(520)	(348)	(2,934)	(2,032)
Income tax (benefit) expense	(1,333)	1,788	3,508	2,962
Depreciation and amortization	2,379	2,790	7,742	8,148
Litigation contingency	18,000	—	34,000	—
Stock compensation expense (1)	9,910	11,764	28,067	29,912
Stock option expense	1,987	2,533	5,959	7,659
Adjusted EBITDA	$ 23,942	$ 20,792	$ 67,797	$ 62,263

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2024	December 31, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 130,432	$ 125,873
Restricted cash	65,308	44,020
Accounts receivable, net of allowance for credit losses of $1,334 and $2,204, respectively	105,148	85,343
Prepaids and other assets	7,709	9,275
Current assets of discontinued operations	988	1,964
TOTAL CURRENT ASSETS	309,585	266,475
Property, plant, and equipment, net	11,488	12,967
Other noncurrent assets	10,832	7,410
Intangible assets, net	6,322	7,012
Deferred tax assets	69,937	69,253
Goodwill	19,866	16,982
Noncurrent assets of discontinued operations	4,599	5,569
TOTAL ASSETS	$ 432,629	$ 385,668

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 10,647	$ 8,788
Customer deposits	67,060	44,550
Accrued expenses	109,531	86,483
Litigation contingency	34,000	-
Other liabilities	20	10
Current liabilities of discontinued operations	274	1,809
TOTAL CURRENT LIABILITIES	221,532	141,640
Long-term payable	-	20
TOTAL LIABILITIES	$ 221,532	$ 141,660

EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 192,559,288 issued and 153,551,386 outstanding at September 30, 2024; 183,606,708 issued and 154,669,037 outstanding at December 31, 2023	2	2
Additional paid-in capital	924,570	804,833
Treasury stock, at cost: 39,007,902 and 28,937,671 shares held, respectively	(661,840)	(545,559)
Accumulated deficit	(51,095)	(16,769)
Accumulated other comprehensive (loss) income	(540)	332
Total eXp World Holdings, Inc. stockholders' equity	211,097	242,839
Equity attributable to noncontrolling interest	-	1,169
TOTAL EQUITY	211,097	244,008
TOTAL LIABILITIES AND EQUITY	$ 432,629	$ 385,668

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	($ 11,762)	$ 12,224
Reconciliation of net income (loss) to net cash provided by operating activities:		.
Depreciation expense	5,887	6,299
Amortization expense - intangible assets	1,855	1,849
Loss on disposition of business	-	472
Allowance for credit losses on receivables/bad debt on receivables	(870)	(2,211)
Equity in loss of unconsolidated affiliates	804	839
Agent growth incentive stock compensation expense	28,067	29,912
Stock option compensation	5,961	7,659
Agent equity stock compensation expense	85,997	104,548
Deferred income taxes, net	(684)	3,435
Changes in operating assets and liabilities:
Accounts receivable	(18,935)	(23,401)
Prepaids and other assets	1,978	(3,966)
Customer deposits	22,510	16,421
Accounts payable	1,858	(1,069)
Accrued expenses	21,114	28,039
Long term payable	-	(4,692)
Litigation contingency	34,000	-
Other operating activities	20	158
NET CASH PROVIDED BY OPERATING ACTIVITIES	177,800	176,516
INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(4,408)	(4,193)
Purchase of business	(3,150)	-
Proceeds from sale of business	-	330
Investments in unconsolidated affiliates	(4,236)	(5,525)
Capitalized software development costs in intangible assets	(1,165)	(1,930)
NET CASH USED IN INVESTING ACTIVITIES	(12,959)	(11,318)
FINANCING ACTIVITIES
Repurchase of common stock	(116,281)	(134,625)
Proceeds from exercise of options	1,644	4,761
Transactions with noncontrolling interests	(1,169)	-
Dividends declared and paid	(22,564)	(20,979)
NET CASH USED IN FINANCING ACTIVITIES	(138,370)	(150,843)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(624)	403
Net change in cash, cash equivalents and restricted cash	25,847	14,758
Cash, cash equivalents and restricted cash, beginning balance	169,893	159,383
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 195,740	$ 174,141
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	2,198	2,382
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease obligation - operating lease	-	855
Contingent consideration for disposition of business	-	1,209
Property, plant and equipment increase due to transfer of right-of-use lease asset	-	1,100
Property, plant and equipment purchases in accounts payable	-	27